Exhibit 1.1

BON NATURAL LIFE LIMITED

UNDERWRITING AGREEMENT

June 23, 2021

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

Newbridge Securities Corporation

1200 North Federal Highway, Suite 400

Boca Raton, FL 33432

R. F. Lafferty & Co., Inc.

40 Wall Street, 29th Floor

New York, NY 10005

As Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Bon Natural Life Limited, a Cayman Islands corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with several underwriters (such underwriters, including the “Representatives” (as defined below), the “Underwriters,” and each an “Underwriter”) named in Schedule A hereto for which US Tiger Securities, Inc., Newbridge Securities Corporation and R.F. Lafferty & Co., Inc. act as the representatives of the several Underwriters (in such capacity, the “Representatives”) to sell an aggregate of Two Million Two Hundred Thousand (2,200,000) ordinary shares (inclusive of an offering upsize in the amount of 200,000 additional ordinary shares) (the “Firm Shares”) of the Company, par value $0.0001 per share. The Company has also granted to the several Underwriters an option (“Over-allotment Option”) to purchase up to Three Hundred And Thirty Thousand (330,000) additional Ordinary Shares, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Securities.” The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, as amended (File No. 333-251182), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Securities included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The prospectus, dated June 23, 2021, that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means 5:00pm, Eastern Daylight Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on June 23, 2021. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and (ii) any sub-sections titled “Discounts and Expenses,” “Underwriters’ Warrant,” “Lock-Up Agreement,” “Price Stabilization, Short Positions and Penalty Bids,” “Right of First Refusal,” “Pricing of the Offering,” “Electronic Offer, Sale and Distribution of Securities,” “Indemnification,” “Passive Market Making,” “Potential Conflicts of Interest,” “Other Relationships,” “No Sales of Similar Securities,” and “Offer restrictions outside the United States” in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

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(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule A hereto, (iii) the pricing terms set forth in Schedule B to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter’s information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter’s information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Offering, any offering material in connection with the Offering other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Securities. The Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement or included in the Offering.

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(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m) Independent Accountant. Friedman LLP (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent PCAOB registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus (the “Ordinary Shares”) (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Securities will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum and articles of association or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach, Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Securities under the Securities Act and applicable state securities or blue sky laws and clearance from the Financial Industry Regulatory Authority, Inc. (“FINRA”) as to the terms and arrangements and amount of compensation payable to the Underwriters as described in the Registration Statement.

(r) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities), or (iii) property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent.

(s) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; “), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(t) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

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(u) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(v) Tax Law Compliance. The Company has filed all necessary income tax returns or has timely and properly filed requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. Specifically, each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule E and hereto has filed its tax returns for the fiscal years 2019 and 2020 and no taxes or duties are payable in China to any Chinese taxing authority. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(w) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.

(x) Insurance. The Company is insured by institutions believed to be recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(z) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been described as required.

(aa) Disclosure Controls and Procedures. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Disclosure Package, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

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(bb) Company’s Accounting System. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) OFAC. (i) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, of any other person acting on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Syria, Turkey and Venezuela).

(ii) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ee) Foreign Corrupt Practices Act. Neither the Company nor any person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding; (ii) if done in the past, might reasonably be expected to have had a Material Adverse Effect or (iii) if continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift, or similar benefit to any official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

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(ff) Compliance with Sarbanes-Oxley Act of 2002. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it has been, and it will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(gg) Exchange Act Filing. A registration statement in respect of the Securities has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(hh) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk) Valid Title. Each of the Company Subsidiaries has been identified on Schedule E hereto and has been duly formed and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus; all of the outstanding equity interests of each have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and, except as described in the Disclosure Package and the Prospectus, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or any equity interest was issued in violation of preemptive or similar rights of any security holder of such. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control, except as described in the Disclosure Package and the Prospectus.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, including the risk factor set forth in “Risk Factors—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the Cayman Islands to any Chinese, Hong Kong or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the Securities, and the delivery of the Securities to or for the account of the Investors.

(mm) Compliance with SAFE Rules and Regulations. Except as otherwise disclosed in Disclosure Package and the Prospectus, the Company has taken all reasonable steps to cause the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

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(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China (“SAFE”) on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(1) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Securities, the listing and trading of the Securities on The Nasdaq Capital Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, at the Closing Date or the Option Closing Date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(2) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the Securities on the Nasdaq Capital Market, or the consummation of the transactions contemplated by this Agreement.

(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit B provided to the Representatives is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(pp) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(qq) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule F hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(rr) Lock-Up Agreements. Schedule D hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner (5% or greater holder) of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representatives an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representatives, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representatives and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit C hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(ss) Transactions Requiring Disclosure to FINRA.

1. Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2. Payments Within 180 Days. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the Offering as defined in FINRA Rule 5110(j)(15) “(Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period prior to the initial filing date of the Registration Statement, other than the prior payments to the Representatives described in the Registration Statement and the Prospectus and payment to the Underwriters as provided hereunder in connection with the Offering.

3. FINRA Affiliation. Except as disclosed in the Questionnaires provided to the Representatives, to the Company’s knowledge no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) has any direct or indirect affiliation or association with any Participating Member. The Company will advise the Representatives and EGS if it learns that any Insider is or becomes an affiliate or associated person of a Participating Member. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to any Participating Member within the 180-day period prior to the initial filing date of the Registration Statement. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member. Except with respect to the Representatives in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the payment of any “underwriting compensation” (as defined in FINRA Rule 5110.01) by the Company to any Participating Member.

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4. Except as disclosed in the Questionnaires provided to the Representatives, to the Company’s knowledge, no Insider is an owner of stock or other securities of any Participating Member (other than securities purchased on the open market).

5. Loans. No officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities has made a subordinated loan to any Participating Member.

6. No proceeds from the sale of the Securities (excluding underwriting compensation), will be paid to any Participating Member except as specifically authorized herein.

7. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to any Participating Member within the 180-day period prior to the initial filing date of the Registration Statement.

8. To the Company’s knowledge, other than the Sponsors, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member.

9. To the Company’s knowledge, no Participating Member has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.

10. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Representatives shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Firm Shares; Additional Shares and Underwriters’ Warrants.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Shares at a purchase price (net of discount and commissions) of $5.00 per share. The Underwriters agree to purchase from the Company the Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) business day following the Applicable Time, or at such time as shall be agreed upon by the Underwriters and the Company, at the place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

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(c) Additional Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase all or any portion of the Additional Shares, in each case for the purpose of covering over-allotments of such securities, if any. Exercise of the Over-allotment Option for Additional Shares is at the Underwriters’ sole discretion,

(d) Exercise of Options. The Over-allotment Option granted pursuant to Section 2(c) hereof must be exercised within 45 days after the Closing Date. The purchase price to be paid for Additional Shares shall be equal to the purchase price per Firm Share in Section 2(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional Shares.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f) Representatives’ Warrant. The Company hereby agrees to issue to the Representatives (and/or their designees, in such proportion as the Representatives mutually determine) on the applicable Closing Date and/or Option Closing Date, as the case may be, warrants to purchase such number of Ordinary Shares equal to four percent (4%) of the Firm Shares issued at the Closing (for the avoidance of doubt, including the Additional Shares) (the “Representatives’ Warrant”). The Representatives’ Warrant shall be exercisable, in whole or in part, commencing anytime from the date of issuance and expiring on the fifth-year anniversary of the commencement of sales of the Offering at an initial exercise price of $5.00 per Ordinary Share, which is equal to one hundred percent (100%) of the initial public offering price of a Firm Share.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

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(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

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(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule A hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Emerging Growth Company. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Securities Act and (B) completion of the 180-day restricted period referenced to in Section 4(j) hereof.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(j) Company Lock Up. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. The restrictions contained in this Section 4(j) shall not apply to (i) the Securities to be sold hereunder or the issuance of the Representatives’ Warrants, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (iii) the issuance by the Company, or the filing by the Company of a Registration Statement related thereto, of stock options or shares of capital stock of the Company under any equity compensation plan of the Company disclosed in the Registration Statement, the Disclosure Package or the Prospectus and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

(k) Press Releases. The Company shall not issue any press release without the Representatives’ prior written consent, commencing on the date of this Agreement and continuing for a period of 40 days from the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, each of which the Underwriters shall have a reasonable right to review in advance of publication.

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(l) [Intentionally Omitted]

(m) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be, overseen by the audit committee of the Company’s board of directors in accordance with the rules of the Nasdaq.

(n) D&O Insurance. As soon as practicable, the Company will secure a directors and officers liability insurance policy to cover its officers and directors with a reasonable amount. Any premium associated with the policy shall be paid by the Company.

(m) Exchange Listing. The Ordinary Shares have been duly authorized for listing on the Nasdaq Capital Market, subject to official notice of issuance. The Company is in compliance with the provisions of the rules and regulations promulgated by the Nasdaq Stock Market and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with the Nasdaq Stock Market, the Company meets all requirements for listing on the Nasdaq Capital Market.

(n) Future Reports to the Underwriters. During the period of two years hereafter, the Company will furnish, if not otherwise available on EDGAR, to the Representatives by furnishing to the Representatives as provided in Section 11: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, interim financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(p) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

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SECTION 4. Payment of Fees and Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses incurred by the Representatives, (ii) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs, if any), (iii) all fees and expenses of the clearing firm, registrar and transfer agent of the Securities, (iv) all necessary issue, transfer and other stamp taxes in connection with the Offering, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representatives, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representatives of such qualifications, registrations and exemptions. The Company has advanced $25,000 to Newbridge Securities Corporation and $25,000 to US Tiger Securities, Inc. to cover their out-of-pocket expenses. We have agreed to pay the Representatives an aggregate expense reimbursement up to $135,000. The advances will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

(b) We have also agreed to pay the Representatives a non-accountable expense allowance equal to one (1%) percent of the gross offering proceeds received by the Company.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to arrange for the sale of the Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representatives shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representatives, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

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(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change.

(d) Chief Financial Officer’s Certificate. On the Closing Date and/or the Option Closing Date, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, with the documents referred to therein attached to such certificate, dated as of such date, to the effect that:

(i) the memorandum and articles of association are true and complete, have not been modified and are in full force and effect;

(ii) the resolutions of the Company’s board of directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified;

(iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and

(iv) as to the incumbency of the officers of the Company.

(e) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the board of directors of the Company and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that to the knowledge of such individuals:

(i) for the period from and after the date of this Agreement to and including the Closing Date and/or the Option Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company set forth in Section 1 and the covenants of the Company set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(f) Bring-down Comfort Letter. On the Closing Date and/or the Option Closing Date, the Representatives shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and/or the Option Closing Date.

(g) Lock-Up Agreement from Certain Security holders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement substantially in the form of Exhibit B hereto from each of the Company’s officers, directors, security holders of 5% or more of the Company’s Ordinary Shares or securities convertible into or exercisable for the Company’s Ordinary Shares.

(h) Exchange Listing. The Securities to be delivered on the Closing Date shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

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(i) Company Counsel Opinions. On the Closing Date and/or the Option Closing Date, the Representatives shall have received

A.	the favorable opinion of Crone Law Group, P.C., U.S. securities counsel to the Company, dated as of such date, addressed to the Representatives, in form and substance reasonably satisfactory to the Underwriters;
B.	the favorable opinion of Ogier Global (Cayman) Limited, Cayman Islands counsel to the Company, in form and substance reasonably satisfactory to the Representatives; and
C.	the favorable opinion of Chamzon Law Firm, PRC counsel to the Company, in form and substance reasonably satisfactory to the Representatives.

(j) Good Standing. On or before the Closing Date and/or the Option Closing Date, the Representatives and counsel for the Representatives shall have received and the Underwriters shall have received on and as of such Closing Date and/or the Option Closing Date, satisfactory evidence of the good standing of the Company, excluding the Company and/or each subsidiary set forth on Schedule G hereto, in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

(k) FINRA Matters. FINRA shall have confirmed that it has no objections to the terms and arrangements and amount of compensation payable to the Underwriters as described in the Registration Statement.

(l) Additional Documents. On or before the Closing Date and/or the Option Closing Date, the Representatives and counsel for the Representatives shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and/or the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representatives) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto; provided that Sections 4, 9 and 10 shall at all times be effective.

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SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters and each dealer selected by the Representatives that participates in the offer and sale of the Securities (each a “Selected Dealer”), their affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject to, under the Securities Act , Exchange Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, including any post-effective amendment or any new registration statement or prospectus relating to any of the Securities, (B) the omission or alleged omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading , (C) ) the omission or alleged omission to state in any application or other document or written communication (in this Section 7 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any foreign or state securities commission or agency, Nasdaq or FINRA (in each case other than statements contained in the section captioned “Selling Restrictions”), and (D) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriters in connection with, or relating in any manner to, this Agreement, the Securities or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclauses (A), (B), (C) or (D) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by subclause (D) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriters through their gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through or by the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with any Prospectus or Registration Statement.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates, directors, officers, employees, agents and each person, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”), against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third-party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discount and commission received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

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(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such separate counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market; (ii) a general banking moratorium shall have been declared by any of federal, New York or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market; (v) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ sole opinion, make it inadvisable to proceed with the delivery of the Securities; or (vi) if the Company is in material breach of any of its representations, warranties or covenants hereunder,

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Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, solely with respect to the Offering. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the letter agreement between the Company and Newbridge Securities Corporation, dated as of April 12, 2019, and as subsequently amended through March 2, 2021 (the “Engagement Letter”) not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect.

SECTION 10. Representations and Indemnities to Survive Delivery; Third-Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. Each Investor shall be a third-party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

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SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

Attn: Dajiang Guo, Managing Director

Email: dajiang.guo@ustigersecurities.com

Newbridge Securities Corporation

1200 North Federal Highway, Suite 400

Boca Raton, FL 33432

Attn: Robert Abrams, Managing Director, Investment Banking

Email: rabrams@newbridgesecurities.com

R. F. Lafferty & Co., Inc.

40 Wall Street, 29th Floor

New York, NY 10005

Attn: John Heidenreich, Director of Investment Banking

Email: JHeidenreich@rflafferty.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Richard I. Anslow, Partner

Email: ranslow@egsllp.com

If to the Company:

Bon Natural Life Limited

C601, Gazelle Valley, No.69 Jinye Road

Xi’an Hi-tech Zone, Xi’an, China

Attn: Yongwei Hu, Chairman and CEO

Email: 2880190088@qq.com

With a copy (which shall not constitute notice) to:

The Crone Law Group P.C.

500 Fifth Ave, Suite 938

New York, NY 10110

Attn: Joe Laxague, Of Counsel

Email: jlaxague@cronelawgroup.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such merely by reason of such purchase.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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SECTION 14. Governing Law; Submission to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor as determined in a final judgment by a court of competent jurisdiction. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated businessperson who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Bon Natural Life Limited

By:	/s/ Yongwei Hu
Name:	Yongwei Hu
Title:	Chairman, Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For and on behalf of the several

Underwriters listed on Schedule A hereto

US TIGER SECURITIES, INC.

By:	/s/ Dajiang Guo	Date:	June 23, 2021
Name:	Dajiang Guo
Title:	Managing Director

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Robert Abrams	Date:	June 23, 2021
Robert Abrams
General Counsel & Chief Compliance Officer
Managing Director, Investment Banking

R. F. LAFFERTY & CO., INC.

By:	/s/ Robert Hackel	Date:	June 23, 2021
Robert Hackel
Chief Operating Officer

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SCHEDULE A

Underwriter
US Tiger Securities, Inc.
Newbridge Securities Corporation
R.F. Lafferty & Co., Inc.
Total

26

SCHEDULE B

Issuer Free Writing Prospectus(es)

27

SCHEDULE C

Pricing Terms

$5.00 per share; 2,200,000 Firm Shares

28

SCHEDULE D

Lock-Up Parties

Name	# of Ordinary Shares
Yongwei Hu	1,977,764
Zhenchao Li	-
Yingchun Xue	-
Wenjuan Chen	-
Jianli Liu	-
James Edward Burns	-
Christopher Constable	-
Lawrence W. Leighton	-
Hippophae Limited	1,977,764
Pomegranate Flower Limited	1,100,000
Clary Sage Limited	769,167
Hawthorn Fruit Limited	519,736
Lavender Oil Limited	300,000
Hippophae Tree Limited	500,000

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SCHEDULE E

Subsidiaries

30

SCHEDULE F

Testing-the-Waters Communications

None.

31

SCHEDULE G

Good Standing

32

EXHIBIT A

Form of Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF SALES OF THE OFFERING TO ANYONE OTHER THAN (I) A REPRESENTATIVE OF THE UNDERWRITERS (AS DEFINED BELOW) OR AN UNDERWRITER OR SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER, ASSOCIATED PERSON OR AFFILIATE OF ANY SUCH REPRESENTATIVE, UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 20[__]. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 20[__].

REPRESENTATIVES’ WARRANT

FOR THE PURCHASE OF [●] ORDINARY SHARES

OF

BON NATURAL LIFE LIMITED

1. Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between Bon Natural Life Limited, a Cayman Islands corporation (the “Company”), on one hand, and US Tiger Securities, Inc., Newbridge Securities Corporation and R.F. Lafferty & Co., Inc. (each, a “Representative,” and collectively, the “Representatives”), on the other hand, dated [●], 2021 (the “Underwriting Agreement”), The Representatives (“Holders”), as registered owners of this Purchase Warrant (in such proportion as they mutually determine), are entitled, at any time or from time to time from [●], 20[__] (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, on [●], 20[__] (the “Expiration Date”)1, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of ordinary shares of the Company, par value $0.0001 per ordinary share (the “Ordinary Shares”) as equates to four percent (4%) of the Ordinary Shares in the Offering (the “Shares”), subject to adjustment as provided in Section 6 hereof. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $ per Ordinary Share (100% of the price of the Ordinary Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Ordinary Share and the number of Ordinary Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context. Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Ordinary Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1Which shall be the five-year anniversary of the effective date of this Offering.

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2.2 Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of Ordinary Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,		X	=	The number of Ordinary Shares to be issued to Holder;
		Y	=	The number of Ordinary Shares for which the Purchase Warrant is being exercised;
		A	=	The fair market value of one Ordinary Share; and
		B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of an Ordinary Share is defined as follows:

(i)	if the Ordinary Shares are traded on a national securities exchange, the value shall be deemed to be the closing price on such exchange for the five consecutive trading days ending on the day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)	if the Ordinary Shares are actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Ordinary Shares for the five consecutive trading days ending on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(iii)	if there is no market for the Ordinary Shares, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by a certificate, instrument, or book entry so legended.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the effective date of the Registration Statement (the “Effective Date”) to anyone other than: (i) the Underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer, in each case in accordance with FINRA Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Ordinary Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

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3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1 “Piggy-Back” Registration. Unless all of the Ordinary Shares underlying the Purchase Warrants (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Holder shall have the right, until the Expiration Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Forms S-8, F-3 or any equivalent forms); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of ordinary shares of Registrable Securities which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit; and further provided that ) no such piggy-back rights shall exist for so long as the Registrable Securities (which term shall include those paid as consideration pursuant to the cashless exercise provisions of this Warrant) may be sold pursuant to Rule 144 of the Act without restriction. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within seven (7) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.1.

4.2 General Terms.

4.2.1 Expenses of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities.

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4.2.2 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

4.2.3 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.2.4 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the registration statement filed by the Company shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.2.5 Damages. Should the registration or the effectiveness thereof required by Section 4 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Ordinary Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Ordinary Shares. The Exercise Price and the number of Ordinary Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a split up of Ordinary Shares or other similar event, then, on the effective day thereof, the number of Ordinary Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Ordinary Shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Ordinary Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then, on the effective date thereof, the number of Ordinary Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

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6.1.3 Replacement of Ordinary Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Ordinary Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Ordinary Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Purchase Warrant, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Ordinary Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of Ordinary Shares and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Ordinary Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Ordinary Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its best efforts to cause all Ordinary Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Ordinary Shares issued to the public in the Offering may then be listed and/or quoted (if at all).

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8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information for the Holder appearing on the books and records of the Company.

If to the Holder, then to:

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

Attn: Dajiang Guo, Managing Director

Email: dajiang.guo@ustigersecurities.com

Newbridge Securities Corporation

1200 North Federal Highway, Suite 400

Boca Raton, FL 33432

Attn: Robert Abrams, Managing Director, Investment Banking

Email: rabrams@newbridgesecurities.com

R. F. Lafferty & Co., Inc.
40 Wall Street, 29th Floor

New York, NY 10005

Attn: John Heidenreich, Director of Investment Banking

Email: JHeidenreich@rflafferty.com

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Richard I. Anslow, Partner

Email: ranslow@egsllp.com

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If to the Company:

Bon Natural Life Limited

C601, Gazelle Valley, No.69 Jinye Road

Xi’an Hi-tech Zone, Xi’an, China

Attn: Yongwei Hu, Chairman and CEO

Email: 2880190088@qq.com

With a copy to:

The Crone Law Group P.C.

500 Fifth Ave, Suite 938
New York, NY 10110
Attn: Joe Laxague, Of Counsel

Email: jlaxague@cronelawgroup.com

9. Miscellaneous.

9.1 Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.9 Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Purchase Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Purchase Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which it is then entitled to receive upon the due exercise of this Purchase Warrant. In addition, nothing contained in this Purchase Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Purchase Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2021.

BON NATURAL LIFE LIMITED

By:
Name:	Yongwei Hu
Title:	Chairman, Chief Executive Officer

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EXHIBIT A

Exercise Notice

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Ordinary Shares of Bon Natural Life Limited, a Cayman Islands corporation (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Ordinary Share) in payment of the Exercise Price pursuant thereto. Please issue the Ordinary Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Ordinary Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Ordinary Shares under the Purchase Warrant for ______ Ordinary Shares, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of Ordinary Shares to be issued to Holder;
	Y	=	The number of Ordinary Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Ordinary Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per Ordinary Share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Ordinary Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Ordinary Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

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EXHIBIT B

Form to be used to assign Purchase Warrant: ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                 does hereby sell, assign and transfer unto the right to purchase [●] ordinary shares of Bon Natural Life Limited, a Cayman Islands corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:          , 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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EXHIBIT B

Form of Lock-Up Agreement

[●], 2021

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor
New York, NY 10022

Newbridge Securities Corporation

1200 North Federal Highway, Suite 400

Boca Raton, FL 33432

R. F. Lafferty & Co., Inc.

40 Wall Street, 29th Floor

New York, NY 10005

As Representatives of the Underwriters

named on Schedule A to the Underwriting Agreement

Dear Sirs:

To induce US Tiger Securities, Inc., Newbridge Securities Corporation and R.F. Lafferty & Co., Inc. (the “Representatives”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of ordinary shares (the “Ordinary Shares”), of Bon Natural Life Limited and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representatives during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Undersigned’s Securities or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to, the registration of any Undersigned’s Securities or any security convertible into or exercisable or exchangeable for Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 180 days after the date of the final prospectus used to sell Ordinary Shares in the Offering pursuant to the Underwriting Agreement.

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If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representatives to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representatives to be bound by the terms of this Lock-Up Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Ordinary Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representatives that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iii) the securities as mentioned in the Registration Statement have not been approved for listing on the Nasdaq Capital Market.

The undersigned understands that the underwriters named in the Underwriting Agreement are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

[Signature Page Follows]

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This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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EXHIBIT C

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

Bon Natural Life Limited

C601, Gazelle Valley, No.69 Jinye Road

Xi’an Hi-tech Zone, Xi’an, China

[●]

Bon Natural Life Limited (the “Company”) announced today that US Tiger Securities, Inc., Newbridge Securities Corporation and R.F. Lafferty & Co., Inc. (the “Representatives”), are [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [●] ordinary shares held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with the Representatives in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [●] [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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